EXHIBIT D

                                WAIVER AGREEMENT

      This WAIVER AGREEMENT, dated as of December 9, 2002 ("Agreement"), is entered into among SystemOne Technologies Inc., a Florida corporation (the "Company"), Hanseatic Americas LDC ("Hanseatic"), Environmental Opportunities Fund II, LP ("Environmental II"), and Environmental Opportunities Fund II (Institutional), LP ("Environmental Institutional" and collectively with Hanseatic and Environmental II, the "Holders").

                                   WITNESSETH:

      WHEREAS, the Holders collectively own (i) all of the Company's outstanding shares of Series D Convertible Preferred Stock, $1.00 par value per share ("Series D Stock"), and (ii) Warrants (the "Warrants") to purchase an aggregate of 1,514,286 shares of the Company's common stock, $.001 par value per share ("Common Stock");

      WHEREAS, the terms of the Series D Stock and the Warrants give the Holders the right to certain Antidilution Rights (as defined below) resulting from the Company's issuance of (i) warrants to purchase an aggregate of 750,000 shares of Common Stock at an exercise price of $.01 per share in connection with the proposed exchange of certain of the Company's outstanding securities pursuant to an Exchange Agreement (the "Exchange Agreement") to be executed on or about the date hereof, by and among the Company, the Holders and the Junior Note Holders (as defined therein) and (ii) warrants to purchase an aggregate of 250,000 shares of Common Stock (such warrants referenced in clauses (i) and (ii) above being referred to collectively as the "New Warrants") to be issued to the Holders in connection with this Agreement (collectively, the "Issuance");

      WHEREAS, the Holders are willing to waive the Antidilution Rights with respect to the Issuance, and, as consideration for such waiver the Company will issue New Warrants to the Holders;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Waivers.

      a. Warrants. Pursuant to Section 6.3 of the Warrants, as a result of the Issuance the Holders would have been entitled to an antidilution adjustment (the "Warrant Antidilution Rights") to the Exercise Price (as defined in the Warrants) of the Warrants. In consideration of and effective upon issuance of the New Warrants pursuant to Section 2 hereof, the Holders hereby waive the Warrant Antidilution Rights with respect to the Issuance and the issuance and sale of shares of Common Stock pursuant to exercises of the New Warrants, it being understood that Section 6.3 of the Warrants shall otherwise remain in full force and effect with respect to any other issuances of securities by the Company in accordance with its terms.

      b. Series D Preferred Stock. Pursuant to Section 6.1(b) of the Certificate of Designation of the Series D Stock (the "Certificate of Designation"), as a result of the Issuance the Holders would have been entitled to an antidilution adjustment (the "Series D Antidilution Rights" and collectively with the Warrant Antidilution Rights, the "Antidilution Rights") to the Conversion Price (as defined in the Certificate of Designation) of the Series D Stock. In consideration of and effective upon issuance of the New Warrants pursuant to
Section 2 hereof, the Holders hereby waive the Series D Antidilution Rights with respect to the Issuance and the issuance and sale of shares of Common Stock pursuant to exercises of the New Warrants, it being understood that Section 6.1(b) of the Certificate of Designation shall otherwise remain in full force and effect with respect to any other issuances of securities by the Company in accordance with its terms.

2. Issuance of the New Warrants. Simultaneously with the consummation of the transactions contemplated by the Exchange Agreement, the Company will issue to the Holders New Warrants to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $.01 per share. The New Warrants will be (i) issued in the form attached hereto as Exhibit A, and (ii) allocated to the Holders in accordance with Exhibit B.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as follows:

      a. Representations and Warranties in the Exchange Agreement. Each of the representations and warranties made by the Company in the Exchange Agreement is true and correct on the date hereof, with the same effect as though the text of all such representations and warranties was fully included herein.

      b. Power and Capacity; Authorization. This Agreement and the New Warrants have been duly and validly executed and delivered by the Company, and this Agreement and the New Warrants constitute, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

      c. No Violation. Neither the execution, delivery and performance by the Company of this Agreement and the New Warrants nor the fulfillment of and compliance with the respective terms hereof and thereof by the Company, will:

            i. conflict with or result in a breach of the terms, conditions or provisions of;

            ii. constitute a default or event of default under (with due notice, lapse of time or both);

            iii. give any third party the right to accelerate any obligation under; or

            iv. result in a violation of; or require any authorization, consent, approval, exemption or other action by, notice to, or filing with any authority pursuant to, the charter or bylaws of the Company or any applicable regulation, order or any contract to which the Company or its properties or any Company capital stock or securities, are subject.

      d. Valid Issuance of New Warrants. The New Warrants, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or bylaws or any agreement to which the Company is a party or by which it is bound. The Common Stock issuable upon exercise of the Warrants has been duly and validly reserved for issuance and, upon issuance, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and are not subject to preemptive rights created by statute, the Company's Articles of Incorporation or bylaws or any agreement to which the Company is a party or by which it is bound.

4. Representations and Warranties of the Holders. Each of the Holders hereby represents and warrants to the Company that each of the representations and warranties made by the Holders in the Exchange Agreement is true and correct on the date hereof, with the same effect as though the text of all such representations and warranties was fully included herein.

5. No other Amendments. Except as specifically amended hereby, the Warrants and the Certificate of Designation are and remain unmodified and in full force and effect.

6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SYSTEMONE TECHNOLOGIES INC.


By: /s/ Paul I. Mansur
    --------------------------------
    Name: Paul I. Mansur
    Title: Chief Executive Officer

ENVIRONMENTAL OPPORTUNITIES FUND II, L.P.
ENVIRONMENTAL OPPORTUNITIES FUND II (INSTITUTIONAL), L.P.

By: Fund II Mgt. Co., LLC
    General Partner


By: /s/ Kenneth C. Leung
    --------------------------------
    Name: Kenneth C. Leung
    Title: Chief Investment Officer

HANSEATIC AMERICAS LDC

By: Hanseatic Corporation


By: /s/ Paul A. Biddelman
    --------------------------------
    Name: Paul A. Biddelman
    Title: President

                                                                       EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

As of December 9, 2002

                           SYSTEMONE TECHNOLOGIES INC.

              (Incorporated under the laws of the State of Florida)

               Warrant for the Purchase of Shares of Common Stock

No. WRT-<< Warrant No. >>

      FOR VALUE RECEIVED, SYSTEMONE TECHNOLOGIES INC., a Florida corporation (the "Company"), hereby certifies that << Holder >> or assigns (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to << Warrants >> fully paid and non-assessable shares of Common Stock at a price of $.01 per share (the "Exercise Price").

      The term "Common Stock" means the Common Stock, par value $.001 per share, of the Company as constituted on the date of issuance of this Warrant. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock". The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock in accordance with the terms hereof. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

      1. Exercise of Warrant.

      1.1 Cash Exercise. This Warrant may be exercised, in whole or in part, at any time, or from time to time, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Standard Time on December 31, 2005 (the "Expiration Date"), by presentation and surrender of this Warrant to the Company at this principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

      1.2 Cashless Exercise. This Warrant may be exchanged, in whole or in part (subject to the limitations on exercise hereinabove set forth in Section 1.1) (a "Warrant Exchange"), at any time, or from time to time, during the period commencing on the date hereof and ending on the Expiration Date, into the number of shares of Common Stock determined in accordance with this Section 1.2, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, accompanied by a notice (a "Notice of Exchange") stating that this Warrant is being exchanged and the number of shares of Common Stock to be exchanged. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of shares of Common Stock (rounded to the nearest whole number) equal to (1) the number of shares specified by the Holder in its Notice of Exchange (the "Total Number") less the number of shares equal to the quotient obtained by dividing (A) the product of the Total Number and then applicable Exercise Price by (B) the then fair market value (determined in accordance with Section 3 below) per share of Common Stock. If this Warrant should be exchanged in part only, the Company shall, upon surrender of this Warrant for cancellation execute and deliver a new Warrant evidencing the rights of the holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Notice of Exchange, at its office, or by the stock transfer agent of the Company at is office, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exchange, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exchange of this Warrant.

      2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

      3. Fractional Shares. No fractional shares or scrip representing factional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

      (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system or the NASDAQ Over-the-Counter Bulletin Board, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

      (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

      (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as of the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined by the Board of Directors of the Company in good faith.

      4. Exchange, Transfer, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, subject to the provisions of Section 7 hereof, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

      5. Right of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

      6. Anti-Dilution Provisions.

      6.1 Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefore.

      6.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) or in case after such date the Company (or any such other entity) shall consolidate with or merge into another entity or convey all or substantially all of its assets to another entity, then, and in each case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

      6.3 No Dilution.

            (a) From the date of issuance of this Warrant until the date on which the Company first consummates a sale of shares of its equity securities (within the meaning of

Section 3(a)(11) of the Securities Exchange Act of 1934, as amended) or debt securities convertible into equity securities for gross cash proceeds to the Company of more than $2.0 million (such period through such later date, hereinafter referred to as the "Reset Period") other than Excluded Shares (as hereinafter defined), if the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share (the "Issuance Price") less than the Exercise Price per share in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the Issuance Price. For purposes hereof, the term "Excluded Shares" shall mean (1) any shares of Common Stock issued in a transaction described in Sections 6.1 and 6.2 of this Warrant; (2) issuances of shares of Common Stock from time to time pursuant to employment agreements, stock option or bonus plans authorized by the Board of Directors of the Corporation as of the date hereof and from time to time thereafter, (3) issuances of Common Stock, or options to acquire shares of Common Stock, or securities convertible into or exchangeable for Common Stock pursuant to the terms of any acquisition by the Company of all or substantially all of the operating assets, or more than fifty percent (50%) of the voting capital stock or other controlling interest of any business entity in a transaction negotiated on an arms-length basis and expressly approved in advance by the Board of Directors of the Company; (4) issuances of shares of Common Stock from time to time upon the exercise, exchange or conversion of warrants, options, convertible securities, the Company's outstanding 8.25% Subordinated Convertible Notes Due December 31, 2005, the Company's outstanding Secured Notes Due December 31, 2005 or other securities outstanding as of the date hereof and pursuant to the written terms of such securities as they exist as of the date hereof, and (5) issuances of shares of Common Stock from time to time pursuant to the anti-dilution provisions of other securities of the Company. For purposes hereof, "voting capital stock" shall be deemed to be capital stock of any class or classes, however designated having ordinary voting power for the election of members of the board of directors or other governing body and "controlling" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting capital stock, by contract or otherwise.

            (b) If, at any time after the date of issuance of this Warrant, the Company shall issue or enter into any agreement to issue any shares of Common Stock other than Excluded Shares for consideration per share lower than the market price (as defined below) per share, but (solely during the Reset Period) greater than the Exercise Price per share, in effect immediately prior to such issuance, the Exercise Price in effect immediately prior to such issuance shall be reduced (but shall not be increased) to the price (calculated to the nearest cent) determine by multiplying the Exercise Price in effect immediately prior to such issuance by the factor determined by dividing (1) an amount equal to the sum of (A) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance multiplied by the market price per share in effect immediately prior to such issuance and (B) the consideration, if any, received by the Company upon such issuance by (2) the number of shares of Common Stock outstanding on a fully diluted basis immediately after such issuance multiplied by the market price per share in effect immediately prior to such issuance; provided, however, no adjustment shall be made to the Exercise Price if (1) such issuance is in connection with a firm commitment underwritten public offering or (2) the consideration per share is equal to or greater than 85% of the market price per share in effect immediately prior to such issuance. For purposes hereof, the "market price" as of any measurement date shall be the average of the closing prices of the Common Stock for each of the 10 consecutive trading days immediately preceding such measurement date for which trades of the Common Stock have been reported.

            (c) The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment.

            (d) For further clarity, any change to the exercise price or other terms of the 8.25% Subordinated Convertible Notes Due December 31, 2005 shall not count to determining the Reset Period, but shall be taken into account in determining whether any adjustment to the Exercise Price is due under this
Section 6.3.

            (e) The Exercise Price shall be subject to adjustment from time to time as previously provided in this Section 6.3. Upon each adjustment of the Exercise Price, the holder of the Warrant evidenced hereby shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share pursuant to Section 3) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product by the Exercise Price resulting from such adjustment.

      6.4 Certificate as to Adjustment. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, or the Exercise Price, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate of the Holder.

      6.5 Notices of Record Date, Etc. In case:

      (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

      (b) of any capital reorganization of the Company, any reclassification of the capital, stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity; or

      (c) of any voluntary or involuntary dissolution, liquidation, partial liquidation or winding up of the Company; or

      (d) any event resulting in the expiration of the Reset Period,

then, and in each such case, the Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified.

      7. Transfer to Comply with the Securities Act. Notwithstanding any other provision contained herein, this Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel reasonably acceptable to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933 (the "Securities Act") with respect thereto; or (b) to nay person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

      8. Legend. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel is obtained stating that such disposition is in compliance with an available exemption from such registration.

      9. Notices. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice hereunder.

      10. Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules hereof.

      IN WITNESS HEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                           SYSTEMONE TECHNOLOGIES INC.


                                           By: s/ Paul I. Mansur
                                               ---------------------------------
                                               Name: Paul I. Mansur
                                               Title: Chief Executive Officer

                              WARRANT EXERCISE FROM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock of SystemOne Technologies, Inc., a Florida corporation, and hereby makes payment of $____________ in payment therfor.

                                                 _______________________________
                                                 Signature


                                                 _______________________________
                                                 Signature, if jointly held


                                                 _______________________________
                                                 Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered holder of the within Warrant)

Name____________________________________________________________________________
                   (Please typewrite or print in block letter)

Address ________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Social Security or
Taxpayer Identification Number__________________________________________________

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED,_____________________________________________________________

hereby sells, assigns and transfers unto

Name____________________________________________________________________________
                  (Please typewrite or print in block letters)

the right to purchase Common Stock of SystemOne Technologies Inc., a Florida corporation, represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint__________________________________, Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED:___________________, 200_

                                                    ____________________________
                                                    Signature


                                                    ____________________________
                                                    Signature, if jointly held

                                    Exhibit B

                                   Allocation

--------------------------------------------------------------------------------
Holder                                           New Warrants
------                                           ------------
--------------------------------------------------------------------------------
Environmental Opportunities Fund                     26,750
II, L.P.
--------------------------------------------------------------------------------
Environmental Opportunities Fund II                  98,250
(Institutional), L.P.
--------------------------------------------------------------------------------
Hanseatic Americas LDC                              125,000
--------------------------------------------------------------------------------


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